AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2008
Registration Statement No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	74-2482571
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
(636) 728-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
(Full title of the plan)

Steven A. Schumm	Copies to:
Chief Financial and Administrative Officer
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
(636) 728-3000
(Name and address, including zip code, and telephone number,
including area code, of agent for service)	Nick H. Varsam, Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 211 North Broadway St. Louis, Missouri 63102 (314) 621-5070
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount of	Proposed	Proposed Maximum
	Shares To Be	Maximum Offering	Aggregate Offering	Amount of
Title of Securities To Be Registered	Registered (1)	Price Per Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.01 per share	500,000	$12.93	$6,465,000	$254.08

(1)	Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, stock split, combination or other change in the registrant’s common stock, may become issuable under the plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on The Nasdaq Stock Market on May 2, 2008.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 500,000 shares of the registrant’s common stock, $0.01 par value, which are securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the 2004 Stock Incentive Plan, as amended, is effective. The contents of the registrant’s registration statement on Form S-8 (File No. 333-118718) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 9th, 2008.

Thermadyne Holdings Corporation
By:	/s/ Steven A. Schumm
Steven A. Schumm
Chief Financial Officer and Administrative Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of Thermadyne Holdings Corporation, hereby severally constitute and appoint Paul D. Melnuk and Steven A. Schumm, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Thermadyne Holdings Corporation’s registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul D. Melnuk
Paul D. Melnuk	President and Chief Executive Officer	May 9th, 2008
(Principal Executive Officer)

/s/ Steven A. Schumm
Steven A. Schumm	Executive Vice President, Chief	May 9th, 2008
Financial Officer and Chief
Administrative Officer (Principal
Financial and Accounting Officer)

/s/ J. Joe Adorjan
J. Joe Adorjan	Director	May 9th, 2008

/s/ Andrew L. Berger
Andrew L. Berger	Director	May 9th, 2008

/s/ James B. Gamache
James B. Gamache	Director	May 9th, 2008

/s/ Marnie S. Gordon
Marnie S. Gordon	Director	May 9th, 2008

/s/ Bradley G. Pattelli
Bradley G. Pattelli	Director	May 9th, 2008

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Armstrong Teasdale LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Armstrong Teasdale LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).